                                                                  EXECUTION COPY

                        MORTGAGE LOAN PURCHASE AGREEMENT
                        --------------------------------

     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of December 18, 2003, between Morgan Stanley Mortgage Capital Inc., as Mortgage Loan Seller (the "Mortgage Loan Seller" or "MSMC") and GMAC Commercial Mortgage Securities, Inc., as purchaser (the "Purchaser").

     The Mortgage Loan Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"). Certain other multifamily and commercial mortgage loans (the "Other Mortgage Loans") will be purchased by the Purchaser from (i) GMAC Commercial Mortgage Corporation ("GMACCM"), pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of December 18, 2003 (the "GMACCM Mortgage Loan Purchase Agreement"), between the Purchaser and GMACCM, (ii) German American Capital Corporation ("GACC"), pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of December 18, 2003 (the "GACC Mortgage Loan Purchase Agreement"), between the Purchaser and GACC, (iii) Goldman Sachs Mortgage Company ("GSMC"), pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of December 18, 2003 (the "GSMC Mortgage Loan Purchase Agreement"), between the Purchaser and GSMC and (iv) Commerzbank AG, New York Branch ("COMBANK"), pursuant to, and for the consideration described in, the Mortgage Loan Purchase Agreement, dated as of December 18, 2003 (the "COMBANK Mortgage Loan Purchase Agreement"), between the Purchaser and COMBANK. The Mortgage Loan Seller, GMACCM, GACC, GSMC and COMBANK are collectively referred to as the "Mortgage Loan Sellers."

     It is expected that the Mortgage Loans will be transferred, together with the Other Mortgage Loans, to a trust fund (the "Trust Fund") to be formed by the Purchaser, beneficial ownership of which will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and Fitch, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of December 1, 2003 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, GMAC Commercial Mortgage Corporation, as master servicer (in such capacity, the "Master Servicer") and serviced loan companion paying agent, Lennar Partners, Inc., as special servicer of the Mortgage Loans (other than the AFR/Bank of America Portfolio Loan) and the Other Mortgage Loans (in such capacity, as applicable, the "Special Servicer"), Midland Loan Services, Inc., as special servicer of the AFR/Bank of America Portfolio Whole Loan (the "AFR/Bank of America Special Servicer"), LaSalle Bank National Association, as trustee (in such capacity, the "Trustee") and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Pooling and Servicing Agreement as in effect on the Closing Date.

     The Purchaser intends to sell the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates to Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (together, the "Underwriters"), pursuant to an underwriting agreement dated the date hereof (the "Underwriting Agreement"). The Purchaser intends to sell the Class S-AFR1, Class S-AFR2, Class S-AFR3 and Class S-AFR4 (collectively, the "Class S-AFR Certificates") and the Class X-1, Class X-2, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates to Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (in such capacity, each an "Initial Purchaser"), pursuant to a certificate purchase agreement, dated the date hereof (the "Certificate Purchase Agreement"). The Purchaser intends to sell the Class R-I, Class R-II and Class R-III Certificates to a Qualified Institutional Buyer (in such capacity, an "Initial Purchaser"). The Class X-1, Class X-2, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S-AFR1, Class S-AFR2, Class S-AFR3, Class S-AFR4, Class R-I, Class R-II and Class R-III Certificates are collectively referred to as the "Non-Registered Certificates."

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1. Agreement to Purchase.

     The Mortgage Loan Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser agrees to purchase, the Mortgage Loans (including all the Mortgage Loan Seller's rights under the Wells Fargo Whole Loan Interim Servicing Agreement). The purchase and sale of the Mortgage Loans shall take place on December 18, 2003 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The "Cut-off Date" with respect to any Mortgage Loan is the Due Date for such Mortgage Loan in December 2003. As of the close of business on their respective Cut-off Dates (which Cut-off Dates may occur after the Closing Date), the Mortgage Loans will have an aggregate principal balance (the "Aggregate Cut-off Date Balance"), after application of all payments of principal due thereon on or before such date, whether or not received, of $347,719,623, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be determined by the parties pursuant to an agreed upon term sheet.

     SECTION 2. Conveyance of Mortgage Loans.

     (a) Effective as of the Closing Date, subject only to receipt by the Mortgage Loan Seller of the purchase price referred to in Section 1 hereof (exclusive of any applicable holdback for transaction expenses), the Mortgage Loan Seller does hereby sell, transfer, assign, set over, and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Mortgage Loan Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including all interest and principal received or receivable by the Mortgage Loan Seller on or with respect to the Mortgage Loans after the Cut-off Date for each such Mortgage Loan, together with all of the Mortgage Loan Seller's right, title and interest in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Mortgage Loan Seller, the Mortgage Loan Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date for each such Mortgage Loan, and all other recoveries of principal and interest collected thereon after such Cut-off Date. All scheduled payments of principal and interest due thereon on or before the Cut-off Date for each Mortgage Loan and collected after such Cut-off Date shall belong to the Mortgage Loan Seller.

     (b) In connection with the Mortgage Loan Seller's assignment pursuant to subsection (a) above, the Mortgage Loan Seller acknowledges that the Depositor has directed the Mortgage Loan Seller, and the Mortgage Loan Seller hereby agrees, to deliver the Mortgage File (as such term is defined in the Pooling and Servicing Agreement) to the Trustee, and otherwise comply with the requirements of Sections 2.01(b), 2.01(c) and 2.01(d) of the Pooling and Servicing Agreement, provided that whenever the term Mortgage File is used to refer to documents actually received by the Purchaser or the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

     (c) The Mortgage Loan Seller's records will reflect the transfer of the Mortgage Loans to the Purchaser as a sale.

     SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review.

     The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Mortgage Loan Seller's representations, warranties and covenants set forth in or contemplated by
Section 4.

     SECTION 4. Representations, Warranties and Covenants of the Mortgage Loan Seller.

     (a) The Mortgage Loan Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee and the holders of the Certificates), each of the representations and warranties set forth in Exhibit B with respect to the Mortgage Loans, with such changes or modifications as may be permitted or required by the Rating Agencies.

     (b) In addition, the Mortgage Loan Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

         (i) The Mortgage Loan Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York, and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

         (ii) The execution and delivery of this Agreement by the Mortgage Loan Seller, and the performance and compliance with the terms of this Agreement by the

     Mortgage Loan Seller, will not violate the Mortgage Loan Seller's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affect the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement.

         (iii) The Mortgage Loan Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

         (v) The Mortgage Loan Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

         (vi) No litigation is pending with regard to which the Mortgage Loan Seller has received service of process or, to the best of the Mortgage Loan Seller's knowledge, threatened against the Mortgage Loan Seller the outcome of which, in the Mortgage Loan Seller's good faith and reasonable judgment, could reasonably be expected to prohibit the Mortgage Loan Seller from entering into this Agreement or materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

         (vii) The Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other person, other than the Purchaser, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

         (viii) Neither the Mortgage Loan Seller nor anyone acting on its behalf has (A) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner,
     (B) solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (C) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (D) made any general solicitation by means of general advertising or in any other manner with respect to any Certificate, any interest in any Certificate or any similar security, or (E) taken any other action, that (in the case of any of the acts described in clauses (A) through (E) above) would constitute or result in a violation of the Securities Act or any state securities law relating to or in connection with the issuance of the Certificates or require registration or qualification pursuant to the Securities Act or any state securities law of any Certificate not otherwise intended to be a Registered Certificate. In addition, the Mortgage Loan Seller will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any of the Certificates or interests therein. For purposes of this paragraph 4(b)(viii), the term "similar security" shall be deemed to include, without limitation, any security evidencing or, upon issuance, that would have evidenced an interest in the Mortgage Loans or the Other Mortgage Loans or any substantial number thereof.

         (ix) Insofar as it relates to the Mortgage Loans (other than the Mall at Millenia Loan and the Wells Fargo Tower Loan (as defined in the Prospectus Supplement)), the information set forth on pages A-14 through A-17 inclusive of Annex A to the Prospectus Supplement (as defined in Section 9) (the "Loan Detail") and, to the extent consistent therewith, the information set forth on the diskette attached to the Prospectus Supplement and the accompanying prospectus (the "Diskette"), is true and correct in all material respects. Insofar as it relates to the Mortgage Loans (other than the Mall at Millenia Loan and the Wells Fargo Tower Loan (as defined in the Prospectus Supplement)), the Mortgaged Properties related thereto and/or the Mortgage Loan Seller and does not represent a restatement or aggregation of the information on the Loan Detail, the information set forth in the Prospectus Supplement and the Memorandum (as defined in Section 9) under the headings "Summary of Series 2003-C3 Transaction--The Mortgage Pool," "--Geographic Concentrations of the Mortgaged Properties," "--Property Types," "--Prepayment or Call Protection Provided by the Mortgage Loans," "--Payment Terms of the Mortgage Loans," "Risk Factors" and "Description of the Mortgage Pool," set forth on Annex A to the Prospectus Supplement and (to the extent it contains information consistent with that on such Annex A) set forth on the Diskette, does not contain any untrue statement of a material fact or (in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Insofar as it relates to the Mall at Millenia Whole Loan and the Wells Fargo Tower Whole Loan (as defined in the Prospectus Supplement) and the Mortgaged Properties related thereto and does not represent a restatement or aggregation of the information on the Loan Detail, the information set forth in the Prospectus Supplement and the Memorandum (as defined in Section 9) under the headings "Summary of Series 2003-C3 Transaction--The Mortgage Pool," "--Geographic Concentrations of the Mortgaged Properties," "--Property Types," "--Prepayment or Call Protection Provided by the Mortgage Loans," "--Payment Terms of the Mortgage Loans," "Risk Factors," "Description of the Mortgage Pool," "Servicing of the Mortgage Loans," and "The Pooling and Servicing Agreement," set forth on Annex A and/or Annex B to the Prospectus Supplement (provided, that with respect to the information in Annex B, "Servicing of the Mortgage Loans," and "The Pooling and Servicing Agreement," only such portions that solely relate to the Mall at Millenia Whole Loan and the Wells Fargo Tower Whole Loan) and (to the extent it contains information consistent with that on such Annex A) set forth on the Diskette, does not contain any untrue statement of a material fact or (in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (x) No consent, approval, authorization or order of, registration or filing with or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance of or compliance by the Mortgage Loan Seller with this Agreement, or the consummation by the Mortgage Loan Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with Mortgage Loan Seller's sale of the Mortgage Loans to the Purchaser, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Mortgage Loan Seller under this Agreement.

         (xi) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection (a) above and set forth in Exhibit B which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including, without limitation the Trustee and the holders of the Certificates), the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 5. Representations, Warranties and Covenants of the Purchaser.

     (a) The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Mortgage Loan Seller that:

         (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (ii) The execution and delivery of this Agreement by the Purchaser, and the performance and compliance with the terms of this Agreement by the Purchaser, will not violate the Purchaser's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

         (iii) The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

         (vi) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

         (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Mortgage Loan Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

         (viii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

     (b) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Mortgage Loan Seller, the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 6. Repurchases.

     The Mortgage Loan Seller hereby agrees to comply with Sections 2.02 and
2.03 of the Pooling and Servicing Agreement, including, but not limited to, any obligation to repurchase or substitute Mortgage Loans in respect of any Material Breach or Material Document Defect.

     SECTION 7. Closing.

     The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

         (i) All of the representations and warranties of the Mortgage Loan Seller specified herein shall be true and correct as of the Closing Date and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

         (ii) All documents specified in Section 8 (the "Closing Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

         (iii) The Mortgage Loan Seller shall have delivered and released to the Trustee, the Purchaser or the Purchaser's designee, as the case may be, all documents and funds required to be so delivered pursuant to Section 2;

         (iv) The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to Section 3 shall be satisfactory to the Purchaser in its sole determination;

         (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

         (vi) The Mortgage Loan Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser pursuant to this Agreement; and

         (vii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 8. Closing Documents.

         The Closing Documents shall consist of the following:

         (a) This Agreement duly executed and delivered by the Purchaser and the Mortgage Loan Seller;

         (b) An Officer's Certificate substantially in the form of Exhibit C-1 hereto, executed by the Secretary or an assistant secretary of the Mortgage Loan Seller, and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely, attaching thereto as exhibits the organizational documents of the Mortgage Loan Seller;

         (c) A certificate of good standing regarding the Mortgage Loan Seller from the Secretary of State for the State of New York, dated not earlier than 30 days prior to the Closing Date;

         (d) A certificate of the Mortgage Loan Seller substantially in the form of Exhibit C-2 hereto, executed by an executive officer or authorized signatory of the Mortgage Loan Seller and dated the Closing Date, and upon which the Purchaser and each Underwriter may rely;

         (e) Written opinions of counsel for the Mortgage Loan Seller, in a form reasonably acceptable to counsel for the Purchaser and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Mortgage Loan Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser and each Underwriter;

         (f) Any other opinions of counsel for the Mortgage Loan Seller reasonably requested by the Rating Agencies in connection with the issuance of the Certificates, each of which shall include the Purchaser and each Underwriter as an addressee; and

         (g) Such further certificates, opinions and documents as the Purchaser may reasonably request.

     SECTION 9. Indemnification.

     (a) The Mortgage Loan Seller agrees to indemnify and hold harmless the Purchaser, its officers and directors and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement, the Memorandum, the Diskette or, insofar as they are required to be filed as part of the Registration Statement pursuant to the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission (in the case of any such Computational Materials or ABS Term Sheets, when read in conjunction with the Prospectus and, in the case of the Memorandum, when read together with the other information specified therein as being available for review by investors) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only if and to the extent that (i) any such untrue statement or alleged untrue statement is with respect to information regarding the Mortgage Loans (other than the Mall at Millenia Loan and the Wells Fargo Tower Loan (as defined in the Prospectus Supplement)) contained in the Loan Detail or, to the extent consistent therewith, the Diskette or contained in the Term Sheet Diskette, to the extent consistent with the Term Sheet Master Tape; or (ii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding the Mortgage Loan Seller, the Mortgage Loans (other than the Mall at Millenia Loan and the Wells Fargo Tower Loan (as defined in the Prospectus Supplement)) or the Mortgaged Properties related thereto contained in the Prospectus Supplement or the Memorandum under the headings "Summary of Series 2003-C3 Transaction--The Mortgage Pool," "--Geographic Concentrations of the Mortgaged Properties," "--Property Types," "--Prepayment or Call Protection Provided by the Mortgage Loans," "--Payment Terms of the Mortgage Loans," "Risk Factors" and "Description of the Mortgage Pool" or contained on Annex A and/or Annex B to the Prospectus Supplement (exclusive of the Loan Detail), and such information does not represent a restatement or aggregation of information contained in the Loan Detail; or (iii) any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to information regarding the Mall at Millenia Whole Loan and the Wells Fargo Tower Whole Loan (as defined in the Prospectus Supplement) and the Mortgaged Properties related thereto contained in the Prospectus Supplement or the Memorandum under the headings "Summary of Series 2003-C3 Transaction--The Mortgage Pool," "--Geographic Concentrations of the Mortgaged Properties," "--Property Types," "--Prepayment or Call Protection Provided by the Mortgage Loans," "--Payment Terms of the Mortgage Loans," "Risk Factors," "Description of the Mortgage Pool," "Servicing of the Mortgage Loans," "The Pooling and Servicing Agreement," and/or "Description of the Certificates--Subordination; Allocation of Losses and Expenses," "--P & I Servicing Advances" and "--Appraisal Reductions" or contained on Annex A and/or Annex B to the Prospectus Supplement (exclusive of the Loan Detail) (provided, that with respect to the information in Annex B, "Servicing of the Mortgage Loans," "The Pooling and Servicing Agreement," "Description of the Certificate--Subordination; Allocation of Losses and Expenses," "--P & I Servicing Advances" and "--Appraisal Reductions" only such portions that solely relate to the Mall at Millenia Whole Loan and the Wells Fargo Tower Whole Loan (as defined in the Prospectus Supplement)) and such information does not represent a restatement or aggregation of information contained in the Loan Detail; or (iv) such untrue statement, alleged untrue statement, omission or alleged omission arises out of or is based upon a breach of the representations and warranties of the Mortgage Loan Seller set forth in or made pursuant to Section 4; provided, that the indemnification provided by this Section 9 shall not apply to the extent that such untrue statement of a material fact or omission of a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, was made as a result of an error in the manipulation of, or calculations based upon, the Loan Detail. This indemnity agreement will be in addition to any liability which the Mortgage Loan Seller may otherwise have.

     For purposes of the foregoing, "Registration Statement" shall mean the registration statement No. 333-107510 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated July 31, 2003, as supplemented by the prospectus supplement dated December 10, 2003 (the "Prospectus Supplement"), relating to the Registered Certificates; "Memorandum" shall mean the private placement memorandum dated December 10, 2003, relating to the Non-Registered Certificates (other than the Class S-AFR Certificates); "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); and "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder Letters, the "No-Action Letters"). The mortgage loan information and information related thereto contained on the diskette attached to any ABS Term Sheets or Computational Materials is referred to herein as the "Term Sheet Diskette" and the tape provided by the Mortgage Loan Seller that was used to create the Term Sheet Diskette is referred to herein as the "Term Sheet Master Tape." References herein to ABS Term Sheets or Computational Materials shall include any Term Sheet Diskette provided therewith.

     (b) Promptly after receipt by any person entitled to indemnification under this Section 9 (each, an "indemnified party") of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Mortgage Loan Seller (the "indemnifying party") under this
Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this
Section 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, which approval will not be unreasonably withheld, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser and the indemnifying party, representing all the indemnified parties under Section 9(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).

     (c) If the indemnification provided for in this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable to an indemnified party on grounds of policy or otherwise, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

     (d) The Purchaser and the Mortgage Loan Seller agree that it would not be just and equitable if contribution pursuant to Section 9(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 9(c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 9 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 9, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any indemnified party, and (iii) acceptance of and payment for any of the Certificates.

     SECTION 10. Costs.

     Costs relating to the transactions contemplated hereby shall be borne by the respective parties hereto.

     SECTION 11. Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to GMAC Commercial Mortgage Securities, Inc. at 200 Witmer Road, Horsham, Pennsylvania 19044-8015, Attention: Structured Finance Manager, facsimile no. (215) 328-1775, with a copy to the General Counsel, GMAC Commercial Mortgage Corporation, or such other address or facsimile number as may hereafter be furnished to the Mortgage Loan Seller in writing by the Purchaser; and if to the Mortgage Loan Seller, addressed to Morgan Stanley Mortgage Capital Inc., 1585 Broadway, New York, New York 10036, Attention:
Andrew Berman, facsimile no. (212) 761-0747, with a copy to Michelle Wilke, Esq., Morgan Stanley Mortgage Capital Inc., 1221 Avenue of the Americas, 5th Floor, New York, New York 10020, facsimile no. (212) 762-8831 and a copy to Patrick T. Quinn, Cadwalader, Wickersham & Taft, facsimile no. (212) 504-6666 or to such other address or facsimile number as the Mortgage Loan Seller may designate in writing to the Purchaser.

     SECTION 12. Third Party Beneficiaries.

         Each of the officers, directors and controlling persons referred to in
Section 9 hereof is an intended third party beneficiary of the covenants and indemnities of the Mortgage Loan Seller set forth in Section 9 of this Agreement. It is acknowledged and agreed that such covenants and indemnities may be enforced by or on behalf of any such person or entity against the Mortgage Loan Seller to the same extent as if it was a party hereto.

     SECTION 13. Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser or its designee.

     SECTION 14. Severability of Provisions.

     Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 15. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     SECTION 16. GOVERNING LAW.

     THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT THAT THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

     SECTION 17. Further Assurances.

     The Mortgage Loan Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 18. Successors and Assigns.

     The rights and obligations of the Mortgage Loan Seller under this Agreement shall not be assigned by the Mortgage Loan Seller without the prior written consent of the Purchaser, except that any person into which the Mortgage Loan Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller is a party, or any person succeeding to all or substantially all of the business of the Mortgage Loan Seller, shall be the successor to the Mortgage Loan Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser and their permitted successors and assigns and the indemnified parties referred to in Section 9.

     SECTION 19. Amendments.

     No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced. In addition, this Agreement may not be changed in any manner which would have a material adverse effect on any third party beneficiary under Section 12 hereof without the prior consent of that person.

     IN WITNESS WHEREOF, the Mortgage Loan Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                                                  MORGAN STANLEY MORTGAGE
                                                     CAPITAL INC.

                                                  By: /s/ Warren H. Friend
                                                     ---------------------------
                                                     Name: Warren H. Friend
                                                     Title: Vice President

                                                  GMAC COMMERCIAL MORTGAGE
                                                     SECURITIES, INC.


                                                  By: /s/ David Lazarus
                                                     ---------------------------
                                                     Name: David Lazarus
                                                     Title: Vice President

                                                                       EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

CONTROL     LOAN       LOAN           LOAN
 NUMBER     GROUP      NUMBER      ORIGINATOR     PROPERTY NAME
--------------------------------------------------------------------------------------
   3          1           1            MSMC       Mall at Millenia
   4          1           2            MSMC       Wells Fargo Tower
   6          1           3            MSMC       609 Fifth Avenue (2)
   11         1        03-14467        MSMC       McKinley Mall
   12         1           4            MSMC       FGSR Portfolio (3)
                                                  Embassy Suites Palm Beach Gardens
  12.1                   4-1           MSMC       & Office (4)
  12.2                   4-2           MSMC       Bayfront Hilton Saint Petersburg
  12.3                   4-3           MSMC       Howard Johnson Commack
  12.4                   4-4           MSMC       Howard Johnson Westbury

   20         2        03-13945        MSMC       The Reserve at Forest Hills
   42         1        02-12629        MSMC       Versailles Court
   44         2        03-13923        MSMC       Black Mountain Apartments
   49         2        03-14559        MSMC       Lakeview Terrace Apartments
   52         2        03-13626        MSMC       411 Granby Street Apartments (5)
   58         2        03-14332        MSMC       Bartlett Apartments
   60         2        03-13752        MSMC       Ontario Village Apartments
   62         1        02-12000        MSMC       Visual Display
   67         2        03-13898        MSMC       Villa Court Apartments
   70         1        02-11657        MSMC       Sky Ridge Plaza 2



   72         2        03-13639        MSMC       Mt. Vernon Portfolio
   76         2        03-13682        MSMC       1433 Federal Avenue
   79         1        03-13841        MSMC       Garrison Self Storage
   80         1        03-13478        MSMC       Budget Self-Storage

CONTROL                                                                               ZIP
 NUMBER       ADDRESS                            CITY                  STATE         CODE
---------------------------------------------------------------------------------------------
   3          4200 Conroy Road                  Orlando               Florida        32839
   4          333 South Grand Avenue            Los Angeles           California     90071
   6          609 Fifth Avenue                  New York              New York       10017
   11         3701 McKinley Parkway             Hamburg               New York       14219
   12         Various                           Various               Various       Various

  12.1        4350 PGA Boulevard                Palm Beach Gardens    Florida        33410
  12.2        333 First Street South            St. Petersburg        Florida        33701
  12.3        450 Moreland Road                 Commack               New York       11725
  12.4        120 Jericho Turnpike              Westbury              New York       11753
                                                                      North
   20         361 Darlington Avenue             Wilmington            Carolina       28403
   42         260 Middle Neck Road              Great Neck            New York       11021
   44         540 West Horizon Ridge Parkway    Henderson             Nevada         89012
   49         5101 Springlake Parkway           Haltom City           Texas          76117
   52         411 Granby Street                 Norfolk               Virginia       23510
   58         330 Bartlett Drive                El Paso               Texas          79912
   60         1201-1233 Faichney Drive          Watertown             New York       13601
   62         25-15 50th Street                 Woodside              New York       11377
   67         300 East Providencia              Burbank               California     91502
   70         2200 Interstate Highway 35        Round Rock            Texas          78681
              107-109 Monument St.; 10 E.
              Madison St.; 1309 & 1321 N.
              Calvert St.; 202 & 206 W.                                              21201,
   72         Monument St.                      Baltimore             Maryland       21202
   76         1433 Federal Avenue               Los Angeles           California     90025
   79         1164 Garrison Avenue              Bronx                 New York       10474
   80         414 Raymond Boulevard             Newark                New Jersey     07105

                             MORTGAGE LOAN SCHEDULE

  CONTROL                       RELATED         ORIGINAL      CURRENT        INTEREST       ADMIN.
   NUMBER         COUNTY         GROUPS        BALANCE ($)  BALANCE ($)       RATE %         FEE %
-----------------------------------------------------------------------------------------------------
     3            Orange                       67,500,000   67,500,000       5.50000        0.0618
     4          Los Angeles                    65,000,000   65,000,000       4.68000        0.0118
     6           New York                      64,000,000   64,000,000       5.85000        0.0198
     11            Erie                        38,800,000   38,636,060       5.94000        0.0318
     12           Various                      32,000,000   32,000,000       6.72700        0.0318
    12.1        Palm Beach
    12.2         Pinellas
    12.3          Suffolk
    12.4          Nassau
     20         New Hanover                    21,000,000   20,939,851       5.95000        0.0318
     42           Nassau                        9,500,000    9,440,024       5.40000        0.0318
     44            Clark                        8,400,000    8,373,633       5.51000        0.0318
     49           Tarrant                       7,500,000    7,500,000       5.91000        0.0318
     52           Norfolk                       6,400,000    6,400,000       5.78000        0.0318
     58           El Paso                       5,120,000    5,100,373       5.81000        0.0318
     60          Jefferson                      4,800,000    4,790,683       5.73000        0.0318
     62           Queens                        4,000,000    3,971,067       6.12000        0.0318
     67         Los Angeles                     3,600,000    3,583,698       5.03000        0.0318
     70         Williamson                      2,900,000    2,865,877       6.28000        0.0318
     72       Baltimore City                    2,720,000    2,702,915       4.48000        0.0318
     76         Los Angeles                     1,833,289    1,826,655       6.07000        0.0318
     79            Bronx                        1,600,000    1,592,599       5.19000        0.0318
     80            Essex                        1,500,000    1,496,188       6.40000        0.0318

  CONTROL
   NUMBER     ACTUAL TYPE                    AMORTIZATION TYPE                    NOTE DATE
---------------------------------------------------------------------------------------------------
     3         Actual/360              Interest Only, then Amortizing Balloon      03/28/2003
     4         Actual/360              Interest Only, then Amortizing Balloon      06/26/2003
     6         Actual/360                    Anticipated Repayment Date            09/30/2003
     11        Actual/360                        Amortizing Balloon                08/22/2003
     12        Actual/360                        Amortizing Balloon                11/19/2003
    12.1
    12.2
    12.3
    12.4
     20        Actual/360                        Amortizing Balloon                08/27/2003
     42        Actual/360                        Amortizing Balloon                05/14/2003
     44        Actual/360                        Amortizing Balloon                08/14/2003
     49        Actual/360                        Amortizing Balloon                11/25/2003
     52        Actual/360                        Amortizing Balloon                11/21/2003
     58        Actual/360                        Amortizing Balloon                07/31/2003
     60        Actual/360                        Amortizing Balloon                09/08/2003
     62        Actual/360                        Amortizing Balloon                03/21/2003
     67        Actual/360                        Amortizing Balloon                07/16/2003
     70        Actual/360                        Amortizing Balloon                11/01/2002
     72        Actual/360                        Amortizing Balloon                06/11/2003
     76        Actual/360                        Amortizing Balloon                07/31/2003
     79        Actual/360                        Amortizing Balloon                09/29/2003
     80        Actual/360                        Amortizing Balloon                09/05/2003

                             MORTGAGE LOAN SCHEDULE

                             ORIGINAL   REMAINING
                FIRST        INTEREST   INTEREST
  CONTROL      PAYMENT         ONLY      ONLY                  ORIGINAL TERM      REMAINING TERM
   NUMBER       DATE          PERIOD    PERIOD    SEASONING     TO MATURITY        TO MATURITY
------------------------------------------------------------------------------------------------------
     3        05/09/2003        60        52          8              120                112
     4        08/01/2003        35        30          5               84                 79
     6        11/07/2003        36        34          2              120                118
     11       10/01/2003                              3               84                 81
     12       01/07/2004                              0               84                 84
    12.1
    12.2
    12.3
    12.4
     20       10/01/2003                              3              120                117
     42       07/01/2003                              6              120                114
     44       10/01/2003                              3              120                117
     49       01/01/2004                              0              120                120
     52       01/01/2004                              0              120                120
     58       09/01/2003                              4              120                116
     60       11/01/2003                              2              120                118
     62       05/01/2003                              8              120                112
     67       09/01/2003                              4              120                116
     70       12/01/2002                             13              120                107
     72       08/01/2003                              5               60                 55
     76       09/01/2003                              4              120                116
     79       11/01/2003                              2               60                 58
     80       11/01/2003                              2              120                118



  CONTROL                            REMAINING
   NUMBER                        AMORTIZATION TERM     PAYMENT DUE DATE
-------------------------------------------------------------------------------------------
     3          360                     360                  9
     4          360                     360                  1
     6          360                     360                  7
     11         360                     297                  1
     12         360                     300                  7
    12.1        360
    12.2
    12.3
    12.4
     20         360                     357                  1
     42         360                     354                  1
     44         360                     357                  1
     49         360                     360                  1
     52         360                     360                  1
     58         360                     356                  1
     60         360                     358                  1
     62         360                     352                  1
     67         360                     356                  1
     70         360                     347                  1
     72         360                     355                  1
     76         360                     356                  1
     79         360                     238                  1
     80         360                     298                  1

                             MORTGAGE LOAN SCHEDULE

                                          SCHEDULED MATURITY
  CONTROL    GRACE DEFAULT   MATURITY             OR
   NUMBER       PERIOD      DATE OR ARD    ARD BALANCE ($)         PREPAYMENT PROVISION       ANNUAL DEBT SERVICE
--------------------------------------------------------------------------------------------------------------------
     3             0        04/09/2013       62,673,939         Lock/32_Defeasance/84_0%/4         4,605,783
     4             0        07/01/2010       60,727,497         Lock/29_Defeasance/51_0%/4         4,036,004
     6             0        10/07/2013       57,668,337         Lock/26_Defeasance/90_0%/4         4,530,747
     11            0        09/01/2010       33,206,228         Lock/27_Defeasance/52_0%/5         2,982,814
     12            0        12/07/2010       27,858,183         Lock/24_Defeasance/53_0%/7         2,647,526
    12.1
    12.2
    12.3
    12.4
     20            0        09/01/2013       17,784,841         Lock/27_Defeasance/89_0%/4         1,502,776
     42            5        06/01/2013        7,912,593         Lock/30_Defeasance/86_0%/4           640,145
     44            5        09/01/2013        7,019,688         Lock/27_Defeasance/89_0%/4           572,964
     49            7        12/01/2013        6,344,579         Lock/24_Defeasance/89_0%/7           534,399
     52            7        12/01/2013        5,392,991         Lock/24_Defeasance/92_0%/4           449,649
     58            5        08/01/2013        4,318,478         Lock/28_Defeasance/88_0%/4           360,892
     60            5        10/01/2013        4,038,716         Lock/26_Defeasance/90_0%/4           335,406
     62            5        04/01/2013        3,405,069         Lock/32_Defeasance/84_0%/4           291,498
     67            5        08/01/2013        2,963,108         Lock/28_Defeasance/88_0%/4           232,700
     70            5        11/01/2012        2,479,491         Lock/37_Defeasance/76_0%/7           214,949
     72            5        07/01/2008        2,488,647         Lock/29_Defeasance/27_0%/4           164,994
     76            5        08/01/2013        1,558,272         Lock/28_Defeasance/88_0%/4           132,890
     79            5        10/01/2008        1,346,369         Lock/26_Defeasance/30_0%/4           128,735
     80            5        10/01/2013        1,177,357         Lock/26_Defeasance/90_0%/4           120,415

                                SCHEDULED MATURITY        TOTAL SQ.
  CONTROL       CUT-OFF DATE            OR             FT./UNITS/PADS/
   NUMBER          LTV (%)       ARD DATE LTV (%)           ROOMS
---------------------------------------------------------------------------
     3                63.27            58.75               518,153
     4                69.44            64.88              1,380,674
     6                75.00            67.58               147,958
     11               72.22            62.07               692,362
     12               59.48            51.78                 682
    12.1                                                 160 / 82,381
    12.2                                                     333
    12.3                                                     109
    12.4                                                      80
     20               77.56            65.87                 372
     42               77.38            64.86                  43
     44               76.82            64.40                 108
     49               79.79            67.50                 224
     52               79.01            69.86                  49
     58               79.08            66.95                 176
     60               79.84            67.31                 208
     62               51.57            44.22               105,795
     67               74.66            61.73                  32
     70               71.65            61.99                56,551
     72               67.57            62.22                  61
     76               68.41            58.36                  8
     79               61.25            51.78                 280
     80               44.66            35.14                 623

                             MORTGAGE LOAN SCHEDULE

  CONTROL                         CUT-OFF DATE BALANCE PER SQ.
   NUMBER     UNIT DESCRIPTION          FT./UNIT/PAD/ROOM             OWNERSHIP INTEREST             LOCKBOX
--------------------------------------------------------------------------------------------------------------------
     3              Sq Ft                      376                        Fee Simple                  Hard
     4              Sq Ft                      181                        Fee Simple                  Hard
     6              Sq Ft                      689                        Fee Simple                  Hard
     11             Sq Ft                      56                         Fee Simple                  Hard
     12             Rooms                    46,921                       Fee Simple                  Hard
    12.1        Rooms / Sq Ft                                             Fee Simple
    12.2            Rooms                                                 Fee Simple
    12.3            Rooms                                                 Fee Simple
    12.4            Rooms                                                 Fee Simple
     20             Units                    56,290                       Fee Simple
     42             Units                    219,535                      Fee Simple
     44             Units                    77,534                       Fee Simple
     49             Units                    33,482                       Fee Simple
     52             Units                    106,175                      Fee Simple                  Hard
     58             Units                    28,979                       Fee Simple
     60             Units                    23,032                       Fee Simple
     62             Sq Ft                      38                         Fee Simple
     67             Units                    111,991                      Fee Simple
     70             Sq Ft                      51                         Fee Simple
     72             Units                    44,310                       Fee Simple
     76             Units                    228,332                      Fee Simple
     79             Units                     5,688                       Fee Simple
     80             Units                     2,402                       Fee Simple

                                    EXHIBIT B

           REPRESENTATIONS AND WARRANTIES OF THE MORTGAGE LOAN SELLER

                     REGARDING THE INDIVIDUAL MORTGAGE LOANS

     With respect to each Mortgage Loan, the Mortgage Loan Seller hereby represents and warrants, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule B-1 hereto, that:

         1) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-off Date.

         2) Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

         3) Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date.

         4) Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt, and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

         5) Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

         6) Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule B-1 to Exhibit B), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File.

         7) Condition of Property; Condemnation. (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report within 18 months prior to the Cut-off Date as set forth on Schedule B-1 to this Exhibit B, each Mortgaged Property is, to the Seller's knowledge, free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan, and (ii) with respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report within 18 months prior to the Cut-off Date as set forth on Schedule B-1 to this Exhibit B, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of the Mortgage Loans), as of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein.

         8) Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

         9) No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

         10) Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph
     13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

         11) Trustee under Deed of Trust. If any Mortgage is a deed of trust,
     (i) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (ii) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.

         12) Environmental Conditions.

               i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment within 18 months prior to the Cut-off Date as set forth on Schedule B-1 to this Exhibit B, an environmental site assessment or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the sale of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance, or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated, or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. In the case of each Mortgage Loan set forth on Schedule B-1 to this Exhibit B, (i) such Mortgage Loan is the subject of a Secured Creditor Impaired Property Policy, issued by the issuer set forth on Schedule B-1 (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"), (ii) the Environmental Insurance Policy is in full force and effect, (iii)(a) a property condition or engineering report was prepared with respect to lead based paint ("LBP"), asbestos containing materials ("ACM") and radon gas ("RG") at each related Mortgaged Property, and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security, or establish with the lender a reserve from loan proceeds, in an amount deemed to be sufficient by the Seller for the remediation of the problem and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan, (iv) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy's term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

               ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment within 18 months prior to the Cut-off Date as set forth on Schedule B-1 to this Exhibit B, (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred, or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property, and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

               iii) "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.(Sections)9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C.(Sections) 6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C.(Sections)1251 et seq.), the Clean Air Act (42 U.S.C.(Sections)1251 et seq.) and any regulations promulgated pursuant thereto.

         13) Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

         14) Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; (b) a business interruption or rental loss insurance policy, in an amount at least equal to six months of operations of the Mortgaged Property; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan.

         15) Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest or penalties would be first payable thereon.

         16) Mortgagor Bankruptcy. No Mortgaged Property, nor any portion thereof is the subject of, and no Mortgagor under a Mortgage loan is, a debtor in any state or federal bankruptcy or insolvency or similar proceeding.

         17) Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

               i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

               ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

               iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it cannot be unreasonably withheld;

               iv) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

               v) Such Ground Lease or an estoppel letter or other agreement,
         (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

               vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

               vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

               viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

               ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

               x) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.

         18) Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

         19) Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a), and the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8) (without regard to Section 856(e)(4) of the Code).

         20) [Reserved]

         21) Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

         22) No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

         23) Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

         24) Cross-collateralization. Except as set forth on Schedule B-1 to this Exhibit B, no Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.

         25) Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule B-1 hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule B-1 hereto, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Borrower to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg. (Section)1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code.

         26) No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property.

         27) No Material Default. There exists no material Event of Default, breach, violation or event of acceleration (and, to the Seller's actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any of paragraphs 3, 7, 12, 14, 15, 16 and 17 of this Exhibit B.

         28) Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

         29) Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.

         30) Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

         31) Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

         32) Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

         33) Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

         34) Assisted Living Facility Regulation. If the Mortgaged Property is operated as an assisted living facility, to the Seller's knowledge (a) the related Mortgagor is in compliance in all material respects with all federal and state laws applicable to the use and operation of the related Mortgaged Property, and (b) if the operator of the Mortgaged Property participates in Medicare or Medicaid programs, the facility is in compliance in all material respects with the requirements for participation in such programs.

         35) Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

         36) Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.

         37) Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

         38) Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds or condemnation awards and breaches of the environmental covenants in the Mortgage Loan documents.

         39) Defeasance and Assumption Costs. The related Mortgage Loan Documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and the borrower is required to pay all reasonable costs and expenses of the lender associated with the approval of an assumption of such Mortgage Loan.

         40) Defeasance. No Mortgage Loan provides that it can be defeased until the date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

         41) Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted customary prepayment premiums and yield maintenance charges for commercial mortgage loans.

         42) [Reserved]

     For purposes of these representations and warranties, the phrases "to the knowledge of the Mortgage Loan Seller" or "to the Mortgage Loan Seller's knowledge" shall mean (except where otherwise expressly set forth below) the actual state of knowledge of the Mortgage Loan Seller (i) after the Mortgage Loan Seller's having conducted such inquiry and due diligence into such matters as would be customarily performed by prudent institutional commercial or multifamily, as applicable, mortgage lenders, and in all events as required by the Mortgage Loan Seller's underwriting standards, at the time of the Mortgage Loan Seller's origination or acquisition of the particular Mortgage Loan; and
(ii) subsequent to such origination, utilizing the monitoring practices customarily utilized by prudent commercial or multifamily, as applicable, mortgage lenders with respect to securitizable commercial or multifamily, as applicable, mortgage loans, including inquiry with a representative of the loan servicer designated as the party responsible for the knowledge of the servicer pertaining to the Mortgage Loans. Also for purposes of these representations and warranties, the phrases "to the actual knowledge of the Mortgage Loan Seller" or "to the Mortgage Loan Seller's actual knowledge" shall mean (except where otherwise expressly set forth below) the actual state of knowledge of the Mortgage Loan Seller without any express or implied obligation to make inquiry. All information contained in the documents included in the definition of Mortgage File in the Pooling and Servicing Agreement shall be deemed to be within the knowledge and the actual knowledge of the Mortgage Loan Seller, to the extent that the Mortgage Loan Seller or its closing counsel or custodian, if any, has reviewed or had possession of such document at any time. For purposes of these representations and warranties, to the extent that any representation or warranty is qualified by the Mortgage Loan Seller's knowledge with respect to the contents of the Mortgage Note,

Mortgage, lender's title policy and any letters of credit or Ground Leases, if such document is not included in the Mortgage File, the Mortgage Loan Seller shall make such representation or warranty without any such qualification. Wherever there is a reference in a representation or warranty to receipt by, or possession of, the Mortgage Loan Seller of any information or documents, or to any action taken by the Mortgage Loan Seller or to any action which has not been taken by the Mortgage Loan Seller or its agents or employees, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking such action by, the Mortgage Loan Seller. For purposes of these representations and warranties, when referring to the conduct of "reasonable prudent institutional commercial or multifamily, as applicable mortgage lenders" (or similar such phrases and terms), such conduct shall be measured by reference to the industry standards generally in effect as of the date the related representation or warranty relates to or is made.

     It is understood and agreed that the representations and warranties set forth in this Exhibit B shall survive delivery of the respective Mortgage Files to the Purchaser and/or the Trustee and shall inure to the benefit of the Purchaser and its successors and assigns (including without limitation the Trustee and the holders of the Certificates), notwithstanding any restrictive or qualified endorsement or assignment.

                              SCHEDULE TO EXHIBIT B

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                      MORGAN STANLEY MORTGAGE CAPITAL INC.



REP. 4. LIEN; VALID ASSIGNMENT.

With respect to Loan No. ___, Mall at Millenia, the related assignment of mortgage is not executed and delivered in favor of the trustee, but rather such assignment is executed and delivered in favor of the trustee under the 2003-IQ4 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank Minnesota, N.A.

[With respect to Loan No. ___, Wells Fargo Office Building, the related assignment of mortgage is not executed and delivered in favor of the trustee, but rather such assignment is executed and delivered in favor of the trustee under the 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is [_______________].]

REP 5. ASSIGNMENT OF LEASES AND RENTS.

With respect to Loan No. ___, Mall at Millenia, the related Assignment of Leases is not executed and delivered in favor of the trustee, but rather such assignment is executed and delivered in favor of the trustee under the 2003-IQ4 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank Minnesota, N.A.

[With respect to Loan No. ___, Wells Fargo Office Building, the related Assignment of Leases is not executed and delivered in favor of the trustee, but rather such assignment is executed and delivered in favor of the trustee under the 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is [_______________].]

REP. 8. TITLE INSURANCE.

With respect to Loan No. ___, Mall at Millenia, the seller has not done, by act or omission, anything that would materially impair the coverage under the title policy, but no representation can be made with respect to the acts or omissions of the holder of the mortgage (the trustee under the 2003-IQ4 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank Minnesota, N.A.) that would materially impair the coverage under the title policy.

[With respect to Loan No. ___, Wells Fargo Office Building, the seller has not done, by act or omission, anything that would materially impair the coverage under the title policy, but no representation can be made with respect to the acts or omissions of the holder of the mortgage (the trustee under the 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is [_______________]) that would materially impair the coverage under the title policy.]

REP 12. ENVIRONMENTAL CONDITIONS.

With respect to Mortgage Loan No. ___, Marlboro Industrial Park, a No Further Action Letter was issued by the Department of Environmental Protection of the State of New Jersey, which did not require remediation so long as the property owner complied with certain conditions. Borrower's failure to comply with the conditions of the No Further Action Letter will constitute an event of default. The borrower is also required to complete environmental work (including improvement of environmental "housekeeping" and removal of debris) within 60 days of closing, as required by section 12.2(k) of the related mortgage.

REP. 17. LEASEHOLD ESTATE.

With respect to Mortgage Loan No. ___, FGSR Portfolio, the borrower owns a fee simple interest in, the Howard Johnson Westbury property, but ground leases the property to a third party, that is not the borrower. The third-party sub-leases its interest back to the borrower. The sub-lease between the borrower and the third-party does not contain the protections set forth in Rep. 17 clauses (v),
(vi), (vii), (viii), (x) and with respect to clause (ix) the third-party lessor is not restricted from disturbing the possession, interest or quiet enjoyment of the lessee thereunder.

REP. 25. RELEASES OF MORTGAGED PROPERTY.

With respect to Mortgage Loan No. ___, Mall At Millenia, Section 10.27 of the related Loan Agreement allows the borrower to obtain a release of the lien of the Mortgage as to an "Expansion Parcel" which is identified on Schedule IV to the Loan Agreement subject to the satisfaction of certain legal and underwriting requirements.

With respect to Mortgage Loan No. ___, Sky Ridge II, loan documents allow for release of certain portions of the property (the "Specified Release Tracts"), subject to satisfaction of certain terms and conditions, including but not limited to the following: (a) a certificate from the transferee certifying that the Specified Released Tract is not necessary for the operation or use of the property for its then current use, the Specified Released Tract may be subdivided from the property without diminution in the pro-rata value of the property and the subdivision in connection with the release shall not adversely affect the utility or operation for the remaining property; (b) no event of default has occurred; (c) the meter and boundary description and actual dimensions of the proposed parcel shown by proposed plat sealed by a registered surveyor and dated within 6 months of the proposed release date shall conform in all material respects to the Specified Release Tract; and (d) sole expense and cost of the borrower to provide the lender with a survey of the property as it remains without the Specified Release Tract. In addition, the borrower may obtain a release of a parcel other than the Specified Release Tracts, provided that (a) the borrower satisfies the conditions set forth in clause (a) of the preceding, (b) the borrower provides lender with a rating agency confirmation that such release with not result in a withdrawal, qualification or downgrade of the certificates issued in connection with the securitization of this loan and
(c) borrower shall pay lender an amount equal to 125% of the amount of the debt allocable to the released parcel.

With respect to Mortgage Loan No. ___, Marlboro Industrial Park, borrower may release an undeveloped portion of the property (about 11 acres) located at the rear of the industrial park upon satisfaction of conditions set forth in Section 20.1 of the Mortgage (including, but not limited to, (i) no event of default exists, (ii) subdivision of the release parcel from the property, (iii) delivery of endorsements to lender's title policy, (iv) municipal confirmation of release parcel's (and property's) compliance with zoning and applicable laws and (v) borrower's certification that there will be no adverse impact on property as a result of release and development of release parcel. The borrower is not required to make a partial prepayment, however, the property that may be released was part of the appraised value.

REP 29. LOCAL LAW COMPLIANCE.

With respect to Mortgage Loan No. ___, Marlboro Industrial Park, borrower failed to deliver all certificates of occupancy which were issued by the municipality for each tenant at the property. Losses incurred by lender as a result of the failure of the borrower to provide all certificates is recourse carve-out. Blanket certificate of occupancy was issued and municipal zoning letter indicates that there are no outstanding zoning violations at the property.

REP. 33. LICENSES AND PERMITS.

With respect to Mortgage Loan No. ___, Marlboro Industrial Park, see Rep. 29.

REP. 38. NON-RECOURSE EXCEPTIONS.

With respect to Mortgage Loan No. ___, Mall At Millenia, there is an Indemnity Agreement from Nathan Forbes and there are carve-outs to the non-recourse provisions of the Loan Document which, in each case, indemnify the lender for losses incurred as a result of actions similar to those listed in representation #38, however, (a) instead of willful misrepresentation by Borrower, the lender is indemnified for losses due to intentional misrepresentation by Borrower and
(b) instead of misappropriation of rents, insurance proceeds or condemnation awards, the lender is indemnified for losses due to the failure of Borrower to
(i) apply Insurance Proceeds paid by reason of any Casualty in accordance with the terms of the Loan Agreement and the other Loan Documents, (ii) apply Awards or other amounts received in connection with a Condemnation of all or a portion of the Property in accordance with the terms of the Loan Agreement and the other Loan Documents, or (iii) apply Rents received after the occurrence and during the continuance of an event of default to debt service, operating expenses and/or reserve funds (provided, however, if such event of default did not require lender to provide written notice to Borrower, recourse liability to lender shall not accrue until lender has given five (5) days written notice).

With respect to Mortgage Loan No. ___, FGSR Portfolio, the guarantor is not liable in case of fraud or willful misrepresentation by the borrower, misappropriation of rents, insurance proceeds or condemnation awards and breaches of environmental covenants in the Mortgage Loan documents. The guarantor is only liable for any misrepresentation with respect to the "backward looking" representations made by the borrower relating to the borrower being a Special Purpose Entity and for any losses which result from termination of the sub-lease on the Howard Johnson Westbury property (for explanation of the sub-lease structure see the exception to rep. 17).

Schedule A below lists loans without warm-body guarantor.

SCHEDULE A

Wells Fargo Tower

FGSR Portfolio

McKinley Mall

609 Fifth Avenue does not have warm-body guarantors, except for breaches of the environmental covenants.

                                   EXHIBIT C-1

          FORM OF CERTIFICATE OF AN OFFICER OF THE MORTGAGE LOAN SELLER

     Certificate of Officer of Morgan Stanley Mortgage Capital Inc. (the "Mortgage Loan Seller")

     I, _______________________, a __________________ of the Mortgage Loan
Seller, hereby certify as follows:

     The Mortgage Loan Seller is a corporation duly organized and validly existing under the laws of the State of New York.

     Attached hereto as Exhibit I are true and correct copies of the Certificate of Incorporation and By-Laws of the Mortgage Loan Seller, which Certificate of Incorporation and By-Laws are on the date hereof, and have been at all times in full force and effect.

     To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Mortgage Loan Seller are pending or contemplated.

     Each person listed below is and has been the duly elected and qualified officer or authorized signatory of the Mortgage Loan Seller and his genuine signature is set forth opposite his name:

       Name                        Office                        Signature




     Each person listed above who signed, either manually or by facsimile signature, the Mortgage Loan Purchase Agreement, dated as of December 18, 2003 (the "Purchase Agreement"), between the Mortgage Loan Seller and GMAC Commercial Mortgage Securities, Inc. providing for the purchase by GMAC Commercial Mortgage Securities, Inc. from the Mortgage Loan Seller of the Mortgage Loans, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

     Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.


                                     C-1-1

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of [_________], 2003.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

     I, _____________________________, _______________________________, hereby certify that ____________________________ is a duly elected or appointed, as the case may be, qualified and acting _________________________ of the Mortgage Loan Seller and that the signature appearing above is his or her genuine signature.




                                     C-1-2

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of [_________], 2003.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:





                                     C-1-3

                                   EXHIBIT C-2

                 FORM OF CERTIFICATE OF THE MORTGAGE LOAN SELLER

               Certificate of Morgan Stanley Mortgage Capital Inc.
               ---------------------------------------------------

     In connection with the execution and delivery by Morgan Stanley Mortgage Capital Inc. (the "Mortgage Loan Seller") of, and the consummation of the transaction contemplated by, that certain Mortgage Loan Purchase Agreement, dated as of December 18, 2003 (the "Purchase Agreement"), between GMAC Commercial Mortgage Securities, Inc. and the Mortgage Loan Seller, the Mortgage Loan Seller hereby certifies that (i) the representations and warranties of the Mortgage Loan Seller in the Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) the Mortgage Loan Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof.

     Certified this___________________________ day of [_________], 2003.



                                        MORGAN STANLEY MORTGAGE CAPITAL INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:




                                     C-2-1